EXHIBIT 10.03


                               PURCHASE AGREEMENT

         This Agreement (this "Agreement") is dated as of July 12, 1999 by and between Adelphia Communications Corporation, a Delaware corporation ("Adelphia") and Citizens Cable Company, a Delaware corporation ("Citizens").

                                    RECITALS

         A. Adelphia, Adelphia Acquisition Subsidiary, Inc. and Century Communications Corp. ("Century") are parties to an Agreement and Plan of Merger dated as of March 5, 1999 (as amended from time to time, the "Merger Agreement") pursuant to which Adelphia has agreed to acquire Century on the terms and subject to the conditions set forth in the Merger Agreement.

         B. Century Telecommunications Venture Corp. ("CTVC"), an indirect wholly-owned subsidiary of Century, and Citizens are parties to a Joint Venture Agreement, dated as of September 22, 1994, as amended from time to time (the "Joint Venture Agreement"), pursuant to which the parties thereto formed a joint venture named Citizens Century Cable Television Venture (the "Joint Venture").

         C. Citizens owns a 50% interest in the Joint Venture (the "Citizens JV Interest").

         D. Citizens desires to sell the Citizens JV Interest to Adelphia, and pursuant to Section 7.13 of the Merger Agreement, Adelphia has agreed to purchase the Citizens JV Interest from Citizens at the Effective Time.

         E. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Merger Agreement.

         In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties agree as follows.

         SECTION 1. Purchase and Sale of the Citizens JV Interest. Subject to the terms and conditions of this Agreement, at the Effective Time, Citizens will sell, transfer, convey, assign and deliver to Adelphia and Adelphia will purchase from Citizens, the Citizens JV Interest. The purchase price to be paid by Adelphia to Citizens for the Citizens JV Interest is (i) cash in an amount equal to $27,726,609.78821, (ii) 1,852,302 shares of Adelphia Class A Common Stock and (iii) 0.119666 fractional shares of Adelphia Class A Common Stock to be treated in accordance with Section 1.09 of the Merger Agreement (collectively, the "Purchase Price"). On the Closing Date, Adelphia will (i) pay to Citizens cash in amount equal to $27,726,609.78821 (plus any cash in lieu of fractional shares) by wire transfer of immediately available funds to an account designated by Citizens at least three Business Days prior to Closing and (ii) deliver to Citizens stock certificates representing 1,852,302 shares of Adelphia Class A Common Stock. Adelphia will cause the Registration Statement to include the shares of Adelphia Class A Common Stock to be issued to Citizens pursuant to this Agreement or, if Adelphia reasonably determines that registration on the

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Registration Statement is not permitted under the Securities Act, such shares will be included in a separate effective registration statement at the time such shares are issued to Citizens. Adelphia agrees that the provisions of Sections
1.08 and 6.03 of the Merger Agreement shall also be applicable to the shares of Adelphia Class A Common Stock to be issued to Citizens pursuant to this Agreement. The closing of the purchase and sale of the Citizens JV Interest will take place at such time, date and place as the Closing of the Merger.

         SECTION 2. Citizens Representations and Warranties. Citizens represents and warrants to Adelphia that:

                  (a) Citizens has all requisite power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly authorized, executed and delivered by Citizens and (assuming due execution and delivery by Adelphia) constitutes the legal, valid and binding obligation of Citizens, enforceable against Citizens in accordance with is terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                  (b) Citizens has sole power of disposition with respect to the Citizens JV Interest.

                  (c) The Citizens JV Interest is now, and at all times prior to the Closing Date will be, held by Citizens free and clear of all Liens.

                  (d) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby does not:

                           (i) conflict with or contravene the charter documents of Citizens, contravene, conflict with or violate any agreement to which Citizens or the Joint Venture is a party or by which either of them or any of their property is bound, result in a breach or violation of or constitute a default under or give rise to termination or any loss of any material right of or material benefit to the Joint Venture, or result in the creation of any lien on the Citizens JV Interest or on any asset of the Joint Venture, except in each case (other than with respect to the charter documents of Citizens or the Joint Venture) for such contraventions, conflicts, breaches, violations, defaults, rights of termination, losses or liens that in the aggregate would not have a material adverse effect on Citizens or the Joint Venture; or

                           (ii) require the consent of or notice to any Governmental Entity or of any third party other than (a) consents under the HSR Act, (b) consents from or notices to relevant Franchising Authorities or other third parties in connection with a change of control of the holder of the Franchises and of the FCC in connection with a change of control or a transfer of assets of the holder of the FCC licenses, (c) consents from or notices to lenders under the $200 million Credit Agreement dated as of April 15, 1997 among the Joint Venture, Societe Generale, as Agent and the banks named therein, (d)

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         consent from CTVC and (e) such consents or notices that, if not obtained or given would not in the aggregate have a material adverse effect on Citizens or the Joint Venture.

                  (e) At March 31, 1999, the Joint Venture (1) had not less than 91,000 basic subscribers and (2) had not in excess of $47 million of liabilities (excluding working capital items incurred in the ordinary course of business).

                  (f) Following the transfer of the assets and liabilities of the Joint Venture to the Century-TCI California joint venture and transfer of an interest (the "TCI JV Interest") in the Century-TCI California joint venture to the Joint Venture, the Joint Venture will not (1) pledge, hypothecate, grant a security interest in, lien, restrict, transfer, assign, distribute, dividend or otherwise encumber or dispose of, directly or indirectly, the TCI JV Interest, and (2) incur, assume or guarantee any indebtedness.

         SECTION 3. Adelphia Representations and Warranties. Adelphia represents and warrants to Citizens that Adelphia has all requisite power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly authorized, executed and delivered by Adelphia and (assuming due execution and delivery by Citizens) constitutes the legal, valid and binding obligation of Adelphia, enforceable against Adelphia in accordance with is terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. In addition, Adelphia hereby makes all of the representations and warranties contained in
Article 4 of the Merger Agreement to Citizens as if such representations and warranties were fully set forth herein.

         SECTION  4.       Conditions.

                  (a) The respective obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

                           (1)      The Merger shall have been consummated.

                           (2) All notices to and authorizations, consents,
                  orders and approvals from applicable Governmental Entities necessary to consummate the transactions contemplated hereby shall have been obtained and shall be in effect.

                  (b) The obligation of Adelphia to consummate the transactions contemplated by this Agreement is subject to the condition that each of the representations and warranties of Citizens contained in this Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date as if made on and as of such date, and Citizens shall have executed the mutual release in the form attached hereto as Exhibit 1.

                  (c) The obligation of Citizens to consummate the transactions contemplated by this Agreement is subject to the condition that each of

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         the representations and warranties of Adelphia contained in this
         Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date as if made on and as of such date, and Adelphia shall have executed the mutual release in the form attached hereto as Exhibit 1.

         SECTION 5.        Covenants and Acknowledgments.

                  (a) CTVC and Citizens hereby waive any and all restrictions on transfer contained in the Joint Venture Agreement or any other organizational document of the Joint Venture to the extent required to consummate the transactions contemplated by this Agreement or any other aspect of Adelphia's acquisition of the Citizens JV Interest.

                  (b) The parties hereto acknowledge and agree that the Joint Venture is a Company Subsidiary as that term is defined and used in the Merger Agreement.

         SECTION 6.        Miscellaneous.

                  (a) This Agreement will automatically terminate on the date of termination of the Merger Agreement.

                  (b) Upon the closing of the purchase and sale of the Citizens JV Interest, the Joint Venture Agreement and related Management Agreement between Citizens and Century shall automatically terminate.

                  (c) This Agreement will be construed in accordance with and governed by the law of the state of Delaware applicable to agreements entered into and to be performed wholly within such State.

                  (d) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. this Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its respective authorized representative as of the day and year first above written.


CITIZENS CABLE COMPANY


By:   /s/ Leonard Tow
Name: Leonard Tow
Title: Chairman and CEO


ADELPHIA COMMUNICATIONS CORPORATION


By:   /s/ Timothy Rigas
Name: Timothy Rigas
Title: Executive Vice President





By executing this signature page, the undersigned agrees to Section 5(a) above:


CENTURY TELECOMMUNICATIONS
VENTURE CORP.


By:   /s/ Scott N. Schneider
Name: Scott N. Schneider
Title: CFO

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                                                                     Exhibit 1

                             FORM OF MUTUAL RELEASE

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the undersigned, the Citizens Century Cable Television Venture (the "Joint Venture") and Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), hereby each irrevocably release and forever discharge Citizens Cable Company, a Delaware corporation ("Citizens") as well as its respective successors, assigns, affiliates, directors, officers, employees, agents, and shareholders, and Citizens hereby irrevocably releases and forever discharges the Joint Venture and Adelphia as well as their respective successors, assigns, affiliates, directors, officers, employees, agents, shareholders and partners (collectively, the "Released Parties"), from all liabilities, costs, expenses, obligations, claims and demands of any nature whatsoever which any of the undersigned ever had, now has or hereafter may have against any of the Released Parties in connection with the Joint Venture, the Joint Venture Agreement of the Joint Venture dated as of September 22, 1994 (as the same may have heretofore been or hereafter be amended, restated, modified or supplemented the "Joint Venture Agreement"), or arising out of or relating to Citizen's or Century Telecommunications Venture Corp.'s status as a partner of the Joint Venture, other than any such liabilities, costs, expenses, obligations, claims and demands arising out of (i) Citizens and Adelphia's obligations under the Purchase Agreement dated as of the date hereof pursuant to which Adelphia has agreed to purchase Citizens' interest in the Joint Venture and (ii) any breach of any provision of the Joint Venture Agreement which results in a material adverse effect on the non-breaching party and is caused by, results from or arises out of an act of fraud, gross negligence or willful misconduct on the part of the breaching party (each a "Released Claim").

                  The undersigned agree to execute and deliver such additional releases and other documents which may be reasonably necessary to evidence the release contemplated hereby.

                  This Mutual Release may be executed in one or more counterparts which, when taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Mutual Release as of the ________ day of July, 1999.

                                      CITIZENS CENTURY CABLE
                                        TELEVISION VENTURE

                   By:      CENTURY TELECOMMUNICATIONS VENTURE CORP., as partner


                           By:
                           Name:
                           Title:


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                                   ADELPHIA COMMUNICATIONS CORP.


                           By:
                           Name:
                           Title:


                                      CITIZENS CABLE COMPANY


                           By:
                           Name:
                           Title: